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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) September 30, 1999

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)


     State of New Jersey              1-9120                 22-2625848
     -------------------              ------                 ----------
     (State or other                 (Commission             (I.R.S. Employer
     jurisdiction of                 File Number)            Identification No.)
     incorporation)

                          80 Park Plaza, P.O. Box 1171
                          Newark, New Jersey 07101-1171
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 973-430-7000

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)

     State of New Jersey              1-973                  22-1212800
     -------------------              -----                  ----------
     (State or other                 (Commission             (I.R.S. Employer
     jurisdiction of                 File Number)            Identification No.)
     incorporation)


                         80 Park Plaza, P.O. Box 570
                          Newark, New Jersey 07101-0570
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 973-430-7000

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

Item 5. Other Events

     The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business and Item 3 - Legal Proceedings of Part I and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A) and Item 8 - Financial Statements and Supplementary Data of Part II of the Annual Reports on Form 10-K for the year ended December 31, 1998, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, and the Current Reports on Form 8-K filed March 18, 1999, April 26, 1999, July 21, 1999 and September 15, 1999 of Public Service Electric and Gas Company (PSE&G) and its parent, Public Service Enterprise Group Incorporated (PSEG).

     Energy Master Plan Proceedings

     On August 24, 1999, the New Jersey Board of Public Utilities (BPU) issued a Final Decision and Order (Final Order) in PSE&G's rate unbundling, stranded costs and restructuring filings. On October 6, 1999, a Notice of Appeal was filed with the Appellate Division of the New Jersey Superior Court on behalf of the New Jersey Business Users (NJBUS) group. This filing appeals all issues in these matters. PSE&G believes that NJBUS' contentions as contained in such Notice of Appeal are without merit. PSE&G expects to file a motion with the Court requesting expedited review of this matter.

     PSEG and PSE&G can neither predict the outcome of this appeal nor whether the appeal process itself will result in a material delay in the respective schedules for implementing retail choice, the sale of securitization bonds and receipt of proceeds or the transfer of PSE&G's generation-related assets to PSEG Power LLC (PSEG Power). However, an extended appellate review and/or an unfavorable outcome could have a material adverse impact on PSEG's and PSE&G's financial condition, results of operations and net cash flows.


     PSEG Power LLC to Purchase Conectiv's Nuclear Capacity

     On September 30, 1999, PSEG Power, the newly formed wholesale energy and trading subsidiary of PSEG, announced that it has signed an agreement to acquire all of Conectiv's interests in the Salem Nuclear Generating Station (Salem) and the Hope Creek Nuclear Generating Station (Hope Creek) and half of Conectiv's interest in the Peach Bottom Atomic Power Station (Peach Bottom), for an aggregate purchase price of $15.4 million plus the net book value of nuclear fuel at closing.

     PSEG Power will purchase Conectiv's 14.82% interest (328 megawatts) in Salem, Conectiv's 5.0% interest (52 megawatts) in Hope Creek and half of Conectiv's 15.02% interest (164 megawatts) in Peach Bottom. Once completed, PSEG would own a 58% interest (1,270 megawatts) in Salem, a 100% interest (1,031 megawatts) in Hope Creek and a 50% interest (1,094 megawatts) in Peach Bottom.

     The  addition of the nuclear  assets to PSEG  Power's  portfolio is in line
with   its   growth-oriented    generation   and   trading   strategy   in   the
Northeast/Mid-Atlantic region.

     A copy of the news release issued jointly by Conectiv, PSEG Power and PECO Energy Company (PECO Energy) on September 30, 1999 is filed as an exhibit to this report and is incorporated by reference herein.

     PSEG Power LLC to Purchase Albany Steam Station from Niagara Mohawk

     On October 6, 1999, PSEG Power announced an agreement with Niagara Mohawk, a New York State utility, to purchase its 400 megawatt oil and gas-fired electric generating station in Albany, New York (Albany Steam Station) for $47.5 million. Niagara Mohawk could also receive up to an additional $11.5 million if PSEG Power chooses to pursue redevelopment of the Albany Steam Station. Under a transition power contract in place through September 2003, Niagara Mohawk will purchase electricity from PSEG Power at prices consistent with those established in Niagara Mohawk's regulatory agreement with the New York Public Service Commission. The purchase of the Albany Steam Station will provide PSEG Power entry into the New York Power Pool.

     A copy of the news release issued on October 6, 1999 is filed as an exhibit to this report and is incorporated by reference herein.


Item 7. Financial Statements and Exhibits

Exhibit Designation                 Nature of Exhibit

     99.1                   Press Release dated September 30, 1999
     99.2                   Press Release dated October 6, 1999

                                      #####

     This report includes forward-looking statements. Although PSEG and its subsidiaries believe that their expectations are based on reasonable assumptions, they can give no assurance that these expectations will be achieved. For further information, please refer to their reports filed with the Securities and Exchange Commission. These documents address company business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                  (Registrant)

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                  (Registrant)




                           By:  R. EDWIN SELOVER
                         -------------------------------
                                R. Edwin Selover
                       Vice President and General Counsel
                  Public Service Enterprise Group Incorporated

                    Senior Vice President and General Counsel
                     Public Service Electric and Gas Company


Date:  October 14, 1999